Exhibit 99.2


   CERTIFICATION PURSUANT TO (i) RULES 13a-14 AND 15d-14 UNDER THE SECURITIES
    EXCHANGE ACT OF 1934, AS AMENDED (ADOPTED PURSUANT TO SECTION 302 OF THE
                          SARBANES-OXLEY ACT OF 2002)

I, John S. Chapman, Chief Financial Officer of College Bound Student Alliance, Inc., certify that:

1. I have reviewed this annual report on Form 10-KSB of College Bound Student Alliance, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; and

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

Date: October 29, 2002
                                      /s/ John S. Chapman
                                      ------------------------------------------
                                      John S. Chapman, Chief Financial Officer